UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 31, 2012

ZAP

(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA	95401
(Address of principal executive offices)	(Zip Code)

(707) 525-8658

(Registrant’s telephone number, including area code)

none

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ZAP,

a California corporation

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Principal Officers

On December 31, 2012, the Board of Directors of Zap, a California corporation (“Zap”) removed Priscilla M. Lu from the office of Chairman, from all positions she holds on any committees of the Board of Directors of Zap and from any offices or directorships she serves for any of Zap’s subsidiaries or joint ventures, effective immediately.

Ms. Lu shall continue to serve as a director of the company until her successor is elected.

On December 31, 2012, the Board of Directors of Zap removed Goman Chong from all positions he holds on any committees of the Board of Directors of Zap and from all offices or directorships he serves for any of Zap’s subsidiaries or joint ventures, effective immediately.

On December 31, 2012, the Board of Directors of Zap removed Michael Ringstad from the office of Controller, effective immediately.

On December 31, 2012, the Board of Directors of Zap removed Charles Schillings form the offices of Co-Chief Executive Officer and Chief Operating Officer, effective immediately.

Election of Directors

The Board of Directors appointed Juan Gao and Luo Hua Liang to serve on the Board of Directors until their successors are elected on December 31, 2012, effective immediately.

Ms. Gao and Mr. Liang have not been appointed to serve on any committees of the Board of Directors of Zap as of this time.

The current directors of the Company as of December 31, 2012 are Mark Abdou, Chairman, Alex Wang, Steven Schneider, Luo Hua Liang, Juan Gao, Priscilla Lu and Goman Chong.

Luo Hua Liang, age 33, has ten years of management experience and has expertise in manufacturing and trading in China. From 2009 until the present he has served as Vice President of Jonway Auto, managing procurement and quality assurance. From 2002 to 2008, he was the Vice President of Huadu, a China based steel trading company where he was in charge of operation supply and logistics. Mr. Liang earned a degree in Business Management from Zhejiang University (PRC) in 2002.

Juan Gao, age 32, is an international business executive from Beijing, PR China. Since 2009 she has served as business representative to China for ZAP (USA), helping cultivate business relationships internationally, including supplier and distribution arrangements, marketing, finance, as well as mergers and acquisitions. From 2006 to 2009 she served as System Engineer for Siemens Ltd., China, where she provided IT solutions as well as functional advice in the use of an Intranet-based system to automate and support Internet administration processes. From 2004 to 2005 she provided trouble-shooting solutions for the PeopleSoft Help Desk at Science and Technology, Kuwait.  She designed and produced the “PeopleSoft” operating system manuals, and trained faculty staff and students in systems functions and use. She served as Marketing Executive for Informatics, Libya in 2004 coordinating marketing projects and staff for trade exhibitions as well as designing brochures and advertisements while attending academic promotional shows and sales visits. In 2007 she earned certificates as a Microsoft Office Specialist in Excel, Word and PowerPoint.  She also earned a Foundation Certificate in IT at Services Management (ITIL).  In 2005 she received her Microsoft Certified Professional (MCP) IT Professional Certification as well as the Comptia ‘Network+’ Certification in Kuwait City, Kuwait. She has studied English and German languages, in 2008 studying beginning German in Beijing, and in 2009 studying English for Arts at Swinburne University of Technology in Melbourne, Australia. Ms. Gao earned her Bachelor of Business Administration from the University of Western Sydney in 2003.

***

There are no family relationships between these newly elected directors and any officers or directors of Zap. There are no material plans, contracts or arrangements (whether or not written) to which Ms. Gao or Mr. Liang is a party or in which any of them participates that is entered into or material amendment in connection with either of their appointments or any grant or award to either of them or modification thereto, under any such plan, contract or arrangement in connection with their appointments. There have been no transactions since the beginning of Zap’s last fiscal year, or any currently proposed transaction, in which Zap was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of Zap’s total assets at year end for the last two completed fiscal years, and in which of these newly elected directors or any related person had or will have a direct or indirect material interest.

Appointment of Principal Officers

The Board of Directors eliminated the dual positions of Co-Chief Executive Officers and confirmed Alex Wang to serve as Chief Executive Officer of Zap until his successor is elected on December 31, 2012, effective immediately.

Also on December 31, 2012, the Board of Directors elected Mark Abdou, current director of Zap, to the offices of Chairman and Secretary of Zap and Jeff Schneider to the office of President of Zap to serve until their successor are appointed, effective immediately.

Mark Abdou, age 39, has been the Managing Partner of Libertas Law Group since 2009. Libertas is a law firm specializing in corporate, corporate securities and finance and entertainment & emerging technology. From August 2008 to March 2009, Mr. Abdou served as General Counsel and Sr. Vice President of GTX Corp. From 2003 to 2009, Mr. Abdou was a partner at Richardson & Patel, LLP, and also practiced at Greenberg Traurig, LLP. Mr. Abdou has been practicing law for 13 years and brings an entrepreneurial and legal focus to clients by providing counsel on a broad range of business issues ranging from financings, restructuring to investor relations and business development.

Mr. Abdou has spent his career helping companies through the process of building their organizations and bringing creative and tailored legal solutions to business opportunities. Mr. Abdou assists both private and public companies in various industries, such as green technology, health & wellness, real estate, socially conscious businesses, media and technology and entertainment. His expertise includes, initial public offerings, alternative public offerings, venture capital & private equity financings, registered offerings, SEC compliance, corporate compliance & governance, employment, distribution, IP agreements, stock transfer and trading issues, and exchange listing requirements.

Mr. Abdou received his Bachelor of Arts degree in Biological Sciences from the University of Southern California in 1996. He received his Juris Doctorate from Boalt Hall School of Law at the University of California, Berkeley in 1999. Mr. Abdou also received a Masters Degree in Spiritual Psychology at the University of Santa Monica in 2010. Mr. Abdou was co-chair of the financing committee for the Voices of Uganda project Voices in Harmony. Voices of Ugandais a documentary telling the story of a cross-cultural collaboration between Ugandan teenagers and Los Angeles based creative professionals. Mr. Abdou is also a founding director of Project Play. Project PLAY! was founded to enrich the lives of today’s youth by supplying schools and other organizations with the resources necessary to promote the creative and physical growth of tomorrow’s leaders.

Jeff Schneider, age 48, has over 20+ years experience in the automotive field. From October 2006 to January 2012 he worked for ZAP and its core business, Voltage Vehicles, managing Voltage Vehicles with a focus on electric transport. His operational skills cross all aspects of business including: inventory, sales, marketing, F&I, administrative, accounting, emissions, and international relations. He has experience with vehicle homologation and integration. With his passion for green technologies he has also spent many years assessing the viability of other alternative fuels and systems to bring to the market place. With his passion for green technologies he has also spent many years assessing the viability of other alternative fuels and systems to bring to the market place. Throughout his years at Voltage Vehicles, he has improved the designs, performance, and functionality of electric vehicles ranging from scooters to cars while adding quality and safety. Mr. Schneider has direct knowledge and experience with marketing, shipping, and distribution both domestically and internationally and is familiar with many government agencies involved with such transactions. Aside from the automotive field, Mr. Schneider possesses banking/lending experience and holds a current real estate license. Mr. Schneider earned a BA in Economics from the University of California at Davis in 1989.

***

There are no arrangements or understandings among Mr. Wang, Mr. Abdou and Mr. Schneider or between any of them and other persons pursuant to which any of them is to be selected as an officer. Mr. Jeff Schneider is the brother of Steven Schneider, one of the members of the Board of Directors of Zap. There are no other family relationships among the officers and directors of Zap. There are no material plans, contracts or arrangements (whether or not written) to which Mr. Wang, Mr. Abdou or Mr. Schneider is a party or in which any of them participates that is entered into or material amendment in connection with any of their appointments or any grant or award to any of them or modification thereto, under any such plan, contract or arrangement in connection with their appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP, a California corporation

Date: December 31, 2012	By:	/s/ Alex Wang
	Name:	Alex Wang
	Title:	Chief Executive Officer